Exhibit 1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any further amendments thereto) with respect to the Class A Common Stock, no par value, of Smartsheet Inc.

Dated: February 21, 2020	MADRONA VENTURE FUND III, L.P.

	By:	/s/ Troy Cichos
Troy Cichos
Its Authorized Signatory

MADRONA VENTURE FUND III-A, L.P.

	By:	/s/ Troy Cichos
Troy Cichos
Its Authorized Signatory

MADRONA INVESTMENT PARTNERS III, L.P.

	By:	/s/ Troy Cichos
Troy Cichos
Its Authorized Signatory

MADRONA III GENERAL PARTNER, LLC

	By:	/s/ Troy Cichos
Troy Cichos
Its Authorized Signatory

MADRONA VENTURE FUND IV, L.P.

	By:	/s/ Troy Cichos
Troy Cichos
Its Authorized Signatory

MADRONA VENTURE FUND IV-A, L.P.

	By:	/s/ Troy Cichos
Troy Cichos
Its Authorized Signatory

MADRONA INVESTMENT PARTNERS IV, L.P.

	By:	/s/ Troy Cichos
Troy Cichos
Its Authorized Signatory

MADRONA IV GENERAL PARTNER, LLC

	By:	/s/ Troy Cichos
Troy Cichos
Its Authorized Signatory

/s/ Matt McIlwain
Matt McIlwain

/s/ Tom A. Alberg
Tom A. Alberg

/s/ Paul Goodrich
Paul Goodrich

/s/ Len Jordan
Len Jordan

/s/ Tim Porter
Tim Porter

/s/ Scott Jacobson
Scott Jacobson